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                                                                       EXHIBIT 5

                                   LAW OFFICES
                           DRINKER BIDDLE & REATH LLP
                       PHILADELPHIA NATIONAL BANK BUILDING
                              1345 CHESTNUT STREET
                           PHILADELPHIA, PA 19107-3496
                            TELEPHONE: (215) 988-2700
                                  TELEX: 834684
                               FAX: (215) 988-2757

Direct Dial Number:
                           (215) 988-2700


                                                        March 30, 1998


Pennsylvania Real Estate Investment Trust
455 Pennsylvania Avenue, Suite 135
Fort Washington, PA  19034

Ladies and Gentlemen:

                           We have acted as counsel to Pennsylvania Real Estate
Investment Trust, a Pennsylvania unincorporated association in business trust form (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering from time to time of up to 646,286 shares of beneficial interest, par value $1.00 (the "Shares"), of the Company by holders identified under the caption "Selling Shareholders" in the Prospectus included in the Registration Statement. The Shares are subject to issuance, at the option of the Company, upon the redemption of limited partner units in PREIT Associates, L.P.


                            In this connection, we have examined the originals
or copies, certified or otherwise identified to our satisfaction, of the Trust Agreement and By-laws of the Company as amended through the date hereof, resolutions of the Company's Board of Trustees and such other documents and corporate records relating to the Company and the issuance of the Shares as we have deemed appropriate for the purpose of rendering this opinion. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and law of the Commonwealth of Pennsylvania.

                           On the basis of the foregoing, it is our opinion that
the Shares, when and if issued by the Company upon the redemption of limited partner units in PREIT Associates, L.P., will be validly issued, fully paid and nonassessable by the Company.

                            We hereby consent to the reference to our firm under
the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to be incorporated by reference in the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Commission.

                                Very truly yours,


                                        /s/ Drinker Biddle & Reath LLP
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                                        DRINKER BIDDLE & REATH LLP